ARTICLES OF AMENDMENT
                                 TO THE
                        ARTICLES OF INCORPORATION
                                   OF
                     PINE BIRD MINING & MILLING, INC.

       Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, PINE BIRD MINING & MILLING, INC., a Utah corporation, hereinafter referred to as the "Corporation," hereby adopts the following Articles of Amendment to its Articles of Incorporation:

       FIRST:    The name of the Corporation is PINE BIRD MINING & MILLING,
                 INC.

       SECOND:   Article I shall read as follows:

                                ARTICLE I
                                  NAME

       The name of the Corporation (hereinafter called the "Corporation") is PACIFIC INTERNATIONAL HOLDING, INC.

       THIRD: By executing these Articles of Amendment to the Articles of Incorporation, the president and secretary of the Corporation do hereby certify that on March 31, 1994, the foregoing amendment to the Articles of Incorporation of PINE BIRD MINING & MILLING, INC., was authorized and approved pursuant to section 16-10a-1003 of the Utah Revised Business Corporation Act by the consent of the Corporation's shareholders. The number of issued and outstanding shares entitled to vote on the foregoing amendment to the Articles of Incorporation was 1,002,500 of which 941,250 shares voted for and no shares voted against the foregoing amendment to the Articles of Incorporation. No other class of shares was entitled to vote thereon as a class.

       DATED this 31st day of March, 1994.

                                          /s/ Kuen K. Chu
                                          ---------------------
                                          Kuen K. Chu, President

                                          /s/ Chi Kwong Tung
                                          --------------------
                                          Chi Kwong Tung, Secretary


STATE OF UTAH        )
                     :
COUNTY OF SALT LAKE  )

       On this 31st day of March, 1994, personally appeared before me, the undersigned, a notary public, Kuen K. Chu and Chi Kwong Tung, who being by me first duly sworn, declare that they are the president and secretary, respectively, of the above-named corporation, that they signed the foregoing Articles of Amendment to the Articles of Incorporation, and that the statements contained therein are true.

       WITNESS MY HAND AND OFFICIAL SEAL.

                                /s/ Elliott N. Taylor
                                ---------------------
                                Notary Public